UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]    Preliminary Information Statement

[_]    Confidential, for use of the Commission only (as permitted by Rule
       14c-5(d)(2)

[_]    Definitive Information Statement



                                UTIX GROUP, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[_]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)    Title of each class of securities to which transaction applies:

(2)    Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)    Proposed maximum aggregate value of transaction:

(5)    Total fee paid:

[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:

(2)    Form, Schedule or Registration Statement No.:

(3)    Filing Party:

(4)    Date Filed:

                                UTIX GROUP, INC.
                          7 New England Executive Park
                                    Suite 610
                              Burlington, MA 01803


To Our Stockholders:

                  We are furnishing the attached Information Statement to holders of shares of common stock, par value $.001 per share, of Utix Group, Inc., a Delaware corporation. The purpose of the Information Statement is to notify the stockholders of Utix Group that, on February 22, 2006, we received written consent from stockholders representing a majority of our shares of common stock (including shares of common stock issuable upon the conversion of certain shares of our Series A preferred stock), taking action to adopt an Amendment to our Certificate of Incorporation that will make the following changes:

                  1. Increase the number of authorized shares of common stock from One Hundred Million (100,000,000) shares to Three Hundred Seventy Five Million (375,000,000) shares; and

                  2. Reverse split the outstanding shares of common stock on a ratio of one new share for each 100 outstanding shares (with any resulting fractional shares being purchased by Utix Group at market value).

                  The enclosed Information Statement is being furnished to inform you that the foregoing action has been approved by the holders of not less than the minimum number of votes that would be necessary to authorize the foregoing actions at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The corporate actions will not become effective before the date which is twenty (20) days after this Information Statement is first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of Utix Group.

                  The Information Statement is being mailed on or about March __, 2006 to stockholders of record as of February 22, 2006 (the "Record Date"), the record date for determining our stockholders entitled to notice of the corporate actions.

March __, 2006                      By Order of the Board of Directors,


                                    --------------------------------------------
                                    Anthony G. Roth
                                    Corporate Secretary


 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                UTIX GROUP, INC.
                          7 New England Executive Park
                                    Suite 610
                              Burlington, MA 01803

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
        OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14c-2 THEREUNDER
                                 March __, 2006

            ---------------------------------------------------------

             NO VOTE OR OTHER ACTION OF UTIX GROUP'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

    -----------------------------------------------------------------------

          We are sending you this Information Statement to inform you of the adoption of a resolution of the Board of Directors of Utix Group, and the consent of stockholders of Utix Group representing a majority of our shares of common stock (including shares of common stock issuable upon the conversion of certain shares of our Series A preferred stock), on February 22, 2006, approving an Amendment to our Certificate of Incorporation in the form attached hereto as Annex A (the "Amendment"). The material changes to the Certificate of Incorporation made by the Amendment are:

          o To increase the number of authorized shares of common stock from One Hundred Million (100,000,000) shares to Three Hundred Seventy Five Million (375,000,000) shares; and

          o To reverse split the outstanding shares of common stock on a ratio of one new share for each 100 outstanding shares (with any resulting fractional shares being purchased by Utix Group at market value).

          The adoption of the Amendment will become effective when it is filed with the Secretary of State of the State of Delaware, approximately twenty (20) calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of the Amendment and proxies are not requested from stockholders.

          Utix Group is distributing this Information Statement to its stockholders in satisfaction of any notice requirements it may have under the Delaware General Corporation Law (the "DGCL"). No additional action will be undertaken by us with respect to the receipt of written consents. No dissenters' rights under the DGCL are afforded to our stockholders as a result of the adoption or filing of the Amendment or the changes effected by the Amendment. Expenses in connection with the distribution of this Information Statement will be paid by Utix Group.

         Our principal executive offices are located at 7 New England Executive Park, Suite 610, Burlington, MA 01803 and our telephone number is (781) 229-2589.

                           REQUIREMENTS FOR AMENDMENT

          Under the DGCL, approval of the Amendment to the Certificate of Incorporation requires the affirmative vote of the holders of shares having a majority of the voting power of the common and preferred stock voting together and by the affirmative vote of the holders of a majority of the common stock, voting separately as a class.

          Section 228 of the DGCL provides that, unless the Certificate of Incorporation provides otherwise, stockholders of Utix Group may take action without a meeting of stockholders, and without prior notice, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting; provided prompt notice of the taking of such action without a meeting shall be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to vote. Under the applicable provisions of the DGCL, this action is effective when written consents from holders of record of requisite number of shares of voting stock are executed and delivered to Utix Group.

          In accordance with the DGCL, Utix Group has obtained the affirmative vote to adopt the Amendment by a majority of the common stock voting separately as a class and by a majority of the voting power of the common and preferred stock voting together. As a result, no vote or proxy is required by the stockholders to approve the adoption of the Amendment.

          Pursuant to Rule 14c-2 under the Exchange Act, the Amendment cannot take effect until twenty (20) calendar days after this Information Statement is sent to the stockholders of Utix Group. The Amendment will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to be on or about March __, 2006, or at least twenty (20) calendar days after the mailing of this Information Statement.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH ANY OF THESE PROPOSALS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST TWENTY (20) DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

          The following discloses, as of February 22, 2006, information concerning the ownership of our common stock and Series A preferred stock by:

               o each person who is known by us to own beneficially 5% or more of our common stock or more than 5% of our preferred stock,

               o    each of our directors,

               o each named executive officer, as defined under SEC rules, and

               o    all officers and directors as a group.

          A person is considered a beneficial owner of any securities that the person owns or has the right to acquire beneficial ownership of within sixty
(60) days. Beneficial ownership also includes shares indirectly held or shares over which a person has the right, by contract, understanding or other arrangement, to exercise voting or dispositive powers. As of February 22, 2006, there were an aggregate of 37,413,468 shares of common stock outstanding, and there were 1,093 shares of Series A preferred stock outstanding.

          Except as otherwise required by law, the Series A preferred stock has the right to vote with our common stock as a single class on any matter on which the holders of common stock are entitled to vote (including the election of directors). Each share of Series A preferred stock is entitled to one vote for each share of common stock that would be issuable upon conversion of that share on the record date. As of February 22, 2006, each share of Series A preferred stock was entitled to 250,000 votes (or 273,250,000 votes in the aggregate for all outstanding shares of Series A preferred stock).

          Except as otherwise indicated, we believe that the persons identified in the table have sole voting and dispositive power with respect to their shares. Unless otherwise indicated, the address for each beneficial owner is c/o Utix Group, Inc., 7 New England Executive Park, Suite 610, Burlington, MA 01803.

                                                   COMMON STOCK                    SERIES A PREFERRED STOCK
                                               BENEFICIALLY OWNED(1)                 BENEFICIALLY OWNED(1)

NAME AND ADDRESS                              NUMBER          PERCENT             NUMBER             PERCENT
5% STOCKHOLDERS:

David M. Greenhouse and
Austin W. Marxe (2)                         250,000,000        87.0%               800                73.2%
527 Madison Avenue
Suite 2600
New York, NY 10022

Palisades Master Fund, LP (3)                62,500,000         62.6%               200                18.3%
200 Mansell Court East, Suite 550
Roswell, GA 30076

                                                   COMMON STOCK                  SERIES A PREFERRED STOCK
                                               BENEFICIALLY OWNED(1)               BENEFICIALLY OWNED(1)

NAME AND ADDRESS                             NUMBER         PERCENT            NUMBER                PERCENT
5% STOCKHOLDERS (CONT.):

Little Wing L.P. (4)                       27,026,188        41.9%               34                   3.1%
c/o Quilcap Corp.
145 East 57th St., 11th Floor
New York, NY 10022

New York Holdings, Ltd. (5)                16,150,595        30.8%               --                    --
3 Daniel Frisch Street
Tel Aviv, 64731, Israel

SCG Capital Management, LLC (6)            12,500,000        25.0%               40                   3.7%
19495 Biscayne Blvd., Suite 608
Aventura, FL 33180

Rubin Family Irrevocable Stock Trust (7)   11,640,625        24.7%               --                    --
25 Highland Boulevard
Dix Hills, NY  11746

Mort Goulder (8)                            5,053,736        12.2%
97 Ridge Road
Hollis, NH 03049

Maot Group Partners Ltd. (9)                5,140,000        12.1%               --                    --
3300 N.E. 191 St., Suite 2018
Aventura, FL  33180

David Friend (10)                           4,714,235        11.4%               --                    --
267 Clarendon St.
Boston, MA 02116

Trade Winds Ltd. (11)                       4,735,550        11.2%                6                     *
c/o Quilcap International Corp.
145 East 57th St., 11th Floor
New York, NY 10022

Gary Palmer (12)                            4,498,750        10.7%               10                     *
1601 Sawgrass Corp. Pkwy.,
Suite 300
Sunrise, FL 33323

                                                   COMMON STOCK                  SERIES A PREFERRED STOCK
                                               BENEFICIALLY OWNED(1)               BENEFICIALLY OWNED(1)

NAME AND ADDRESS                             NUMBER         PERCENT            NUMBER                PERCENT
5% STOCKHOLDERS (CONT.):

John Winfield and
The InterGroup Corporation(13)             3,910,000         9.9%                --                    --
820 Moraga Drive
Los Angeles, CA  90049

Phillip St. Germain (14)                   2,788,561         7.0%
111 Bow Street
Portsmouth, NH 03801

NAMED EXECUTIVE OFFICERS AND
  DIRECTORS:

Charles Lieppe (15)                        4,780,334         11.4%               --                    --
Co-Chairman of the Board of
Directors

Jonathan Adams (16)                        4,773,382         12.7%               --                    --
Co-Chairman of the Board of
Directors

Anthony Roth (17)                          2,148,169         5.6%                --                    --
President, Chief Executive Officer,
Interim Chief Financial Officer and
Director

Robert Powers (18)                          100,000           *                  --                    --
Director

Cynthia Cronan (19)                          45,000           *                  --                    --
Chief Accounting Officer

Robert Corliss                                 0              --                 --                    --
Director

All Executive Officers and Directors       11,846,885        27.5%               --                    --
as a Group (6 persons) (20)

----------
*Less than one percent

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the SEC, shares of common stock that an individual or group has a right to acquire within sixty (60) days pursuant to the exercise of options or warrants, or the conversion of preferred stock are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of Utix Group common stock shown as beneficially owned by him.

(2) Includes: (i) 100,000,000 shares of common stock issuable upon conversion of 400 shares of Series A preferred stock held by Special Situations Private Equity Fund, L.P., (ii) 25,000,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Special Situations Private Equity Fund, L.P., with an exercise price of $0.04 per share, (iii) 73,000,000 shares of common stock issuable upon conversion of 292 shares of Series A preferred stock held by Special Situations Fund III, QP, L.P., (iv) 18,250,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Special Situations Fund, QP, L.P., with an exercise price of $0.04 per share, (v) 21,000,000 shares of common stock issuable upon conversion of 84 shares of Series A preferred stock held by Special Situations Cayman Fund, L.P., (vi) 5,250,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Special Situations Cayman Fund, L.P., with an exercise price of $0.04 per share, (vii) 6,000,000 shares of common stock issuable upon conversion of 24 shares of Series A preferred stock held by Special Situations Fund III, L.P., and (viii) 1,500,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Special Situations Fund III, L.P., with an exercise price of $0.04 per share. Does not include an aggregate of up to 400 additional shares of Series A preferred stock, and warrants to purchase an aggregate of up to 25,000,000 shares of common stock, that Special Situations Private Equity Fund, L.P., Special Situations Fund III, QP, L.P., Special Situations Cayman Fund, L.P., and Special Situations Private Fund III, L.P. (collectively, the "Funds") have the right to subscribe for, at a price of $5,000 per unit consisting of one share of Series A preferred stock and warrants to purchase 62,500 shares, through January 20, 2007. David M. Greenhouse and Austin W. Marxe, are general partners of each of the Funds, and share voting and investment power over the shares owned by the Funds. Mr. Greenhouse and Mr. Marxe disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(3) Includes: (i) 50,000,000 shares of common stock issuable upon conversion of 200 shares of Series A preferred stock held by Palisades Master Fund, LP ("Palisades"), and (ii) 12,500,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Palisades, with an exercise price of $0.04 per share. Andrew Reckles, is the general partner of Palisades, and has sole voting and investment power over the shares owned by Palisades. Mr. Reckles disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(4) Includes: (i) 8,500,000 shares of common stock issuable upon conversion of 34 shares of Series A preferred stock held by Little Wing L.P., (ii) 5,170,238 shares of common stock issuable upon exercise of currently exercisable warrants held by Little Wing, with an exercise price of $0.04 per share, and (iii) 13,355,950 shares of common stock issuable upon conversion of an aggregate of $460,550 of convertible promissory notes held by Little Wing (50% of which is convertible at $0.02 per share, and 50% of which is convertible at $0.125 per share). Quilcap Corp., is the general partner of Little Wing, and has sole voting and investment power over the shares owned by Little Wing. Parker L. Quillen is the President of Quilcap Corp. Mr. Quillen and Quilcap Corp. disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(5) Includes: (i) 3,488,095 shares of common stock issuable upon exercise of currently exercisable warrants held by NY Holdings, Ltd., with an exercise price of $0.04 per share, and (ii) 11,600,000 shares of common stock issuable upon conversion of a $400,000 convertible promissory note held by NY

Holdings (50% of which is convertible at $0.02 per share, and 50% of which is convertible at $0.125 per share).

(6) Includes: (i) 10,000,000 shares of common stock issuable upon conversion of 40 shares of Series A preferred stock held by SCG Capital Management, LLC ("SCG Capital"), and (ii) 2,500,000 shares of common stock issuable upon exercise of currently exercisable warrants held by SCG Capital, with an exercise price of $0.04 per share. Geduld Capital, is the managing member of SCG Capital, and has sole voting and investment power over the shares owned by SCG Capital. Stephen Geduld is the managing partner of Geduld Capital. Mr. Geduld and Geduld Capital disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(7) Includes: (i) 2,090,625 shares of common stock issuable upon exercise of currently exercisable warrants held by Rubin Family Irrevocable Stock Trust ("Rubin Trust"), with an exercise price of $0.04 per share, and (ii) 7,612,500 shares of common stock issuable upon conversion of a $262,500 convertible promissory note held by Rubin Trust (50% of which is convertible at $0.02 per share, and 50% of which is convertible at $0.125 per share). Margery C. Rubin, as trustee, holds voting and investment power over the securities held by the Rubin Trust. Ms. Rubin disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest therein.

(8) Includes: (i) 1,175,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Goulder, with an exercise price of $0.04 per share, and (ii) 2,900,000 shares of common stock issuable upon conversion of a $100,000 convertible promissory note held by Mr. Goulder (50% of which is convertible at $0.02 per share, and 50% of which is convertible at $0.125 per share).

(9) Includes 5,140,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Maot Group Partners Ltd., with an exercise price of $0.04 per share.

(10) Includes: (i) 1,067,857 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Friend, with an exercise price of $0.04 per share, and (ii) 2,900,000 shares of common stock issuable upon conversion of a $100,000 convertible promissory note held by Mr. Friend (50% of which is convertible at $0.02 per share, and 50% of which is convertible at $0.125 per share).

(11) Includes: (i) 1,500,000 shares of common stock issuable upon conversion of 6 shares of Series A preferred stock held by Trade Winds, Ltd., (ii) 882,200 shares of common stock issuable upon exercise of currently exercisable warrants held by Trade Winds, with an exercise price of $0.04 per share, and (iii) 2,353,350 shares of common stock issuable upon conversion of a $81,150 convertible promissory note held by Trade Winds (50% of which is convertible at $0.02 per share, and 50% of which is convertible at $0.125 per share). Quilcap International Corp. is the general partner of Trade Winds, and has sole voting and investment power over the shares owned by Trade Winds. Parker L. Quillen is the President of Quilcap International Corp. Mr. Quillen and Quilcap International Corp. disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(12) Includes: (i) 2,500,000 shares of common stock issuable upon conversion of 10 shares of Series A preferred stock held by Mr. Palmer, (ii) 983,750 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Palmer, with an exercise price of $0.04 per share, and (iii) 1,015,000 shares of common stock issuable upon conversion of a $35,000 convertible promissory note held by Mr. Palmer (50% of which is convertible at $0.02 per share, and 50% of which is convertible at $0.125 per share).

(13) Mr. Winfield beneficially owns: (i) 1,161,536 shares of issued and outstanding common stock, (ii) 7,250,000 shares of common stock issuable upon exercise of currently exercisable warrants, with an exercise price of $0.04 per share, (iii) 29,000,000 shares of common stock issuable upon conversion of an aggregate of $1,000,000 of convertible promissory notes (50% of which is convertible at $0.02 per share, and 50% of which is convertible at $0.125 per share), and (iv) 100,000 shares of common stock underlying stock options, exercisable at $0.40 per share. In addition, Mr. Winfield beneficially owns the following securities, issued in the name of The InterGroup Corporation, for which Mr. Winfield controls the voting and investment power (i) 1,161,536 shares of issued and outstanding common stock,
(ii) 3,125,000 shares of common stock issuable upon exercise of currently exercisable warrants, with an exercise price of $0.04 per share, and (iii) 14,500,000 shares of common stock issuable upon conversion of an $500,000 convertible promissory notes (50% of which is convertible at $0.02 per share, and 50% of which is convertible at $0.125 per share). While all of the convertible promissory notes and warrants are presently convertible or exercisable, as the case may be, each instrument provides that they cannot be so converted or exercised, as applicable, if such conversion or exercise would increase Mr. Winfield and/or the InterGroup Corporation's beneficial ownership of shares of our common stock above 9.9%. Accordingly, the 3,910,000 shares indicated as beneficially owned in the table does not include shares Mr. Winfield and/or The InterGroup Corporation could acquire if their beneficial ownership were not subject to the 9.9% limitation. For purposes hereof, the percentage owned is calculated pursuant to Section 13(d) of the Exchange Act.

(14) Includes: (i) 645,179 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. St. Germain, with an exercise price of $0.04 per share, and (ii) 1,595,000 shares of common stock issuable upon conversion of a $55,000 convertible promissory note held by Mr. St. Germain (50% of which is convertible at $0.02 per share, and 50% of which is convertible at $0.125 per share).

(15) Includes (i) 697,596 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Lieppe, with an exercise price of $0.04 per share, and (ii) 2,900,000 shares of common stock issuable upon conversion of a $100,000 convertible promissory note held by Mr. Lieppe (50% of which is convertible at $0.02 per share, and 50% of which is convertible at $0.125 per share), and (iii) 1,008,333 shares of common stock underlying stock options held by Mr. Lieppe, exercisable at prices ranging from $0.35 per share to $0.40 per share. Does not include (i) 333,333 additional shares underlying options exercisable at $0.40 per share, (ii) 666,667 additional shares underlying options exercisable at $0.35 per share, or (iii) 16,666 additional shares underlying options exercisable at $0.35 per share, all of which vest over a period of three (3) years.

(16) Includes 62,500 shares of common stock underlying stock options held by Mr. Adams, exercisable at a price of $0.35 per share. Does not include 187,500 additional shares underlying options exercisable at $0.35 per share, which vest over a period of four (4) years.

(17) Includes (i) 1,255,669 shares of common stock registered in the name of Roth Financial Group, Inc., a company wholly-owned by Anthony G. Roth and his wife, for which Mr. Roth controls the voting and investment power, (ii) 696,250 shares of common stock underlying stock options held by Mr. Roth, exercisable at a price of $0.50 per share, and (iii) 196,250 shares of common stock underlying stock options held by Mr. Roth, exercisable at a price of $0.35 per share. Does not include (i) 500,000 additional shares underlying options exercisable at $0.50 per share, and (ii) 588,750 additional shares underlying options exercisable at $0.35 per share, all of which vest over a period of four (4) years.

(18) Includes 100,000 shares of common stock underlying stock options held by Mr. Powers, exercisable at a price of $0.35 per share. Does not include (i) 83,333 additional shares underlying options exercisable at $0.40 per share, or
(ii) 66,667 additional shares underlying options exercisable at $0.35 per share, all of which vest over a period of three (3) years.

(19) Includes 45,000 shares of common stock underlying stock options held by Ms. Cronan, exercisable at prices ranging from $0.35 to $0.40 per share. Does not include (i) 15,000 additional shares underlying options exercisable at $0.50 per share, (ii) 90,000 additional shares underlying options exercisable at $0.35 per share, or (iii) 50,000 additional shares underlying options exercisable at $0.40 per share, all of which vest over a period of four (4) years.

(20) Includes (i) 1,255,669 shares of common stock registered in the name of Roth Financial Group, Inc., a company for which Anthony Roth, controls the voting and investment power, (ii) 697,596 shares of common stock issuable upon exercise of currently exercisable warrants held by Charles Lieppe, with an exercise price of $0.04 per share, (iii) 2,900,000 shares of common stock issuable upon conversion of a $100,000 convertible promissory note held by Mr. Lieppe (50% of which is convertible at $0.02 per share, and 50% of which is convertible at $0.125 per share) and (ii) 2,108,333 shares of common stock underlying stock options, exercisable at prices ranging from $0.35 per share to $0.50 per share. Does not include 2,606,916 additional shares underlying options exercisable at prices ranging from $0.35 per share to $0.50 per share, all of which vest over a period of four (4) years

                                THE ACTIONS TAKEN

BACKGROUND TO THE ACTIONS TAKEN

         On January 13, 2006, Utix Group entered into a Purchase Agreement with Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P., Special Situations Fund III, QP, L.P., Palisades Master Fund LP, Geduld Capital, Trade Winds Fund Ltd., Little Wing LP, Gary Palmer and Richard Shanley (collectively, the "Investors").

         Under the agreement, Utix Group sold an aggregate of 1,093 shares of Series A Convertible Preferred Stock, $.001 par value ("Series A Preferred Stock") and warrants ("Warrants") to purchase up to 68,312,500 shares of common stock to the Investors for a total aggregate purchase price of $5,465,000 (the "Offering"). For each share of Series A Preferred Stock purchased, the Investors received five-year warrants to purchase 62,500 shares of common stock with an exercise price of $0.04 per share. In addition, for a period of one year following the closing of the transaction, certain Investors will have the option to purchase up to an additional $2,000,000 of Series A Preferred Stock and Warrants on the same terms and conditions as the Series A Preferred Stock and Warrants issued in the offering (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of common stock). Utix Group closed the Offering on January 20, 2006.

         As a condition to the Investors agreeing to the terms of the Offering, Utix Group was required to restructure its outstanding debt and warrants as follows (hereinafter referred to as the "Restructuring"):

         (1) All of the outstanding debt of Utix Group, which amounted to approximately $4,931,000 (the "Outstanding Debt") as of January 12, 2006, owed to the debtholders of record (the "Debtholders") as of January 12, 2006, was restructured by

         o converting 50% of the principal amount of the Outstanding Debt into approximately 123,275,000 shares of common stock at the conversion rate of $0.02 per share;

         o converting the remaining 50% of the principal amount of the Outstanding Debt into approximately 19,724,000 shares of common stock at the conversion rate of $0.125; and

         o issuing warrants (the "Debtholder Warrants") to purchase an aggregate of approximately 30,818,750 shares of common stock at the exercise price of $0.04 per share for a period of five years; and

         (2) All of the holders (the "Warrantholders") of outstanding warrants to purchase approximately 34,134,586 of Utix Group's shares (the "Original Warrants") as of January 12, 2006, received amended and restated warrants (the "Restated Warrants") pursuant to which the Warrantholders have the right to purchase an aggregate of approximately 17,142,293, or 50% of the number of shares of Common Stock each warrantholder can purchase under the Original Warrants, at the exercise price of $0.04 per share, for a period of up to five years.

         All of Utix Group's Debtholders and Warrantholders have consented to the terms of the Restructuring. In addition to the foregoing, as consideration for certain defaults relating to prior registration obligations, Utix Group issued (or agreed to issue) an aggregate of 7,600,000 shares of Common Stock (or Common Stock equivalents).

         Utix Group does not currently have a sufficient number of authorized shares of common stock available to issue the shares of common stock that it is required to issue pursuant to the terms of the Restructuring or the Offering. Accordingly, Utix Group agreed with the Investors that it would take all action necessary to obtain the stockholder approval required to effect an amendment to its Certificate of Incorporation to increase its authorized common stock to 375,000,000 and to effect a one-for-100 reverse split of the issued and outstanding common stock (the "Reverse Split").

         Upon filing the Amendment, which provides for the increase in authorized common stock and for the Reverse Split, Utix Group will have sufficient authorized shares available to issue, and reserve for issuance, all of the shares of common stock required to be issued or reserved for issuance as a result of the Offering and Restructuring. However, if we are not able to complete the filing of the Amendment, or if there is any delay in filing the Amendment, Utix Group will not be able to satisfy its obligations under the terms of the Offering and Restructuring, which will constitute a default under the terms of the Offering and Restructuring. In the event of such a default, Utix Group will not be able to continue as a going concern.

VOTE REQUIRED; MANNER OF APPROVAL

         The procedure and requirements to effect an amendment to the Certificate of Incorporation of Utix Group are set forth in Section 242 of the DGCL, which provides that the proposed amendment and restatement must first be adopted by the Board of Directors, and then submitted to stockholders for their consideration at an annual meeting or a special meeting, and must be approved by shares holding a majority of voting power and by a majority of the common stock voting as a class.

          Our Board of Directors has unanimously adopted, and stockholders holding a majority of the voting power of our outstanding stock and a majority of Utix Group's outstanding common stock, voting as a class, have consented to, an amendment to the Certificate of Incorporation to (a) increase the authorized shares of common stock from 100,000,000 shares to 375,000,000 shares and (b) effect a one-for-100 reverse split of the common stock.

          Section 228 of the DGCL provides that, unless the Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting; provided prompt notice of the taking of such action without a meeting shall be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to vote. Under the applicable provisions of the DGCL, this action became effective when the required written consents are executed and delivered to Utix Group. As a result, no vote or proxy is required by the stockholders to approve the adoption of the Amendment.

          Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the approval of the Amendment cannot take effect until at least twenty (20) calendar days after the notice provided by this Information Statement is sent to the stockholders of Utix Group. The Amendment will become effective upon its filing with the Secretary of State of the State of Delaware which is anticipated to be on or about March __, 2006, or at least twenty (20) calendar days after the mailing of this Information Statement.

CORPORATE ACTIONS TAKEN

1. INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 SHARES TO 375,000,000 SHARES

REASONS FOR AUTHORIZING ADDITIONAL SHARES OF COMMON STOCK

         As indicated above, the primary reason for authorizing the Amendment is to increase the available authorized common stock by authorizing additional common stock and by reducing the number of shares issued so as to permit the completion of the Offering and the Restructuring, without which Utix Group will not be able to continue as a going concern.

          By increasing our authorized shares of common stock, we will also have additional shares of stock available for future actions, including acquisitions, capital raising transactions and employee stock incentive plans. Increasing our number of authorized shares of Common Stock will also allow our Board flexibility to act promptly in issuing stock to meet our future business needs, which may include:

                  o    Acquisitions and mergers,

                  o Financing transactions to improve our financial and business position,

                  o    Stock splits or stock dividends,

                  o    Recruiting employees and executives, Employee

                  o    benefit plans, and

                  o    Other proper business purposes.

         If additional shares are readily available, our Board of Directors will be able to act quickly to issue additional shares without spending the time and incurring the expense of soliciting proxies and holding additional stockholders' meetings. The Board, however, may issue additional shares of common stock without action on the part of the stockholders only if the action is permissible under Delaware law, and only if the rules of the exchange on which the common stock is then listed permit those issuances. The Common Stock is currently not listed on an exchange, but is traded on the OTC Bulletin Board.

         The additional authorized shares of common stock could also be used to discourage persons from attempting to gain control of Utix Group by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in opposing a takeover bid or a solicitation in opposition to management. These shares could also be used by the Board of Directors in a public or a private sale, merger or similar transaction by increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of Utix Group. We are not currently aware of any effort to obtain control of Utix Group and have no plans to use the new shares for purposes of discouraging any such effort. We have no current plans to issue any of the additional shares (other than to satisfy the terms of the Offering and the Restructuring); however, increasing the number of authorized shares would permit us to meet future business and financial needs potentially involving the issuances of new shares, should we determine that such action is advisable in the future. Issuing any additional shares of our common stock at a price less than the current market price for our common stock would dilute our current stockholders' interests.

2. REVERSE SPLIT THE OUTSTANDING COMMON STOCK ON A RATIO OF ONE NEW SHARE FOR EACH 100 OUTSTANDING SHARES (WITH ANY RESULTING FRACTIONAL SHARES BEING PURCHASED BY UTIX GROUP AT MARKET VALUE).

DESCRIPTION OF AND REASONS FOR THE REVERSE SPLIT

         The Reverse Split will result in a reduction of the number of issued and outstanding shares of Utix Group common stock from 37,413,467 to approximately 374,134 shares. As of the effective date of the Reverse Split, each previously outstanding share will be reduced to 0.01 shares. However, no fractional shares will be created as a result of the Reverse Split. The shares of common stock owned by any shareholder that would otherwise be converted into a fractional share will be repurchased by Utix Group.

         As indicated above, the primary reason for authorizing the Amendment is to increase the available authorized common stock by authorizing additional common stock and by reducing the number shares issued so as to permit the completion of the Offering and the Restructuring, without which Utix Group will not be able to continue as a going concern.

         The Reverse Split will have the effect of reducing the number of outstanding shares and thereby increasing the market value of the remaining outstanding shares. Utix Group's common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

         The Board of Directors believes that the Reverse Split may improve the price level of Utix Group's common stock and that this higher share price could help generate additional interest in Utix Group.

         However, the effect of the Reverse Split upon the market price for Utix Group's common stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Split. The market price of Utix Group's common stock will also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

POTENTIAL RISKS OF THE REVERSE SPLIT

         There can be no assurance that the bid price of the Utix Group's common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split, that the Reverse Split will result in a per share price that will increase its ability to attract employees and other service providers or that the market price of the post-split common stock will be maintained. The market price of the common stock will also be based on Utix Group's financial performance, market conditions, the market perception of Utix Group's future prospects and its industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding. If the market price of the common stock declines after the Reverse Split, the decline as an absolute number and as a percentage of overall capitalization may be greater than would occur in the absence of a reverse split.

POTENTIAL EFFECTS OF THE REVERSE SPLIT

         GENERAL. Pursuant to the Reverse Split, each 100 shares of Utix Group's Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, will become one share of Common Stock after consummation of the Reverse Split.

         ACCOUNTING MATTERS. The Reverse Split will not affect the par value of Utix Group's common stock. As a result, on the effective date of the Reverse Split, the stated par value capital on Utix Group's balance sheet attributable to Common Stock would be reduced to 1/100 of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value per share will be increased because there will be fewer shares.

         EFFECT ON AUTHORIZED AND OUTSTANDING SHARES. There are 34,413,467 shares of common stock issued and outstanding. As a result of the Reverse Split, the number of shares of capital stock issued and outstanding (as well as the number of shares of common stock underlying any options, warrants, convertible debt or other derivative securities) will be reduced to the number of shares of capital stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, divided by 100. There are 1,093 shares of Series A preferred stock issued and outstanding. The number of shares of issued and outstanding Series A preferred stock will not be affected by the Reverse Split.

         With the exception of the number of shares of common stock issued and outstanding, the rights and preferences of the shares of capital stock prior and subsequent to the Reverse Split will remain the same. It is not anticipated that Utix Group' financial condition, the percentage ownership of management, the number of stockholders, or any aspect of Utix Group's business would materially change, solely as a result of the Reverse Split.

         The Reverse Split will be effected simultaneously for all of Utix Group's common stock, and the exchange ratio will be the same for all shares of Utix Group's common stock. The Reverse Split will affect all of our stockholders uniformly and will not affect any shareholder's percentage ownership interests in Utix Group or proportionate voting power, except to the extent that the Reverse Split results in any stockholders receiving cash payments in exchange for fractional shares. See "Fractional Shares" below. The Reverse Split will not alter the respective voting rights and other rights of stockholders.

         Utix Group will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Utix Group's common stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The Reverse Split will not affect the registration of Utix Group's common stock under the Exchange Act. The Reverse Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act.

         FRACTIONAL SHARES. Stockholders will not receive fractional shares as a result of the Reverse Split. Stockholders, who would otherwise be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by 100, will instead be entitled to a cash payment, at a price equal to the average of the reported closing bid prices of Utix Group common stock on the NASD OTC Bulletin Board on the five trading days preceding the Effective Date, for each such share of common stock held on the Effective Date upon surrender of certificates representing the shares.

         Utix Group will set aside sufficient cash for the purchase of fractional interests. Stockholders are encouraged to surrender their certificates to Utix Group or its exchange agent (if one is designated) for certificates evidencing whole shares of the New Common Stock and to claim the sums, if any, due them for fractional interests promptly after the Effective Date. Under the escheat laws of the various jurisdictions where certain of the stockholders reside, where Utix Group is domiciled, and where the funds will be held, sums due for fractional interests which are not timely claimed after the Effective Date may, unless correspondence has been received by Utix Group or its exchange agent concerning ownership of such funds within the time permitted in such jurisdictions, will be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

         The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive the payment described above. No service charge will be payable by stockholders in connection with the exchange of certificates or the issuance of cash for fractional interests, all of which costs will be borne and paid by Utix Group.

         POTENTIAL ODD LOTS. If approved, the Reverse Split will result in some stockholders owning "odd-lots" of Utix Group's common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

         INCREASE OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE. As a result of the Reverse Split, there will be a reduction in the number of shares of common stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Split. The increase in available shares could be used for any proper corporate purpose approved by the Board of Directors including, among other purposes, future financing transactions.

         POTENTIAL ANTI-TAKEOVER EFFECT. Although the increased proportion of unissued authorized shares of capital stock to issued shares of capital stock could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of Utix Group with another company), the Reverse Split proposal is not being proposed in response to any effort of which Utix Group is aware to accumulate shares of stock or obtain control of Utix Group, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and stockholders.

EFFECTIVENESS OF THE REVERSE SPLIT

         The Reverse Split will become effective upon the filing with the Secretary of State of the State of Delaware of an amendment to Utix Group's Certificate of Incorporation. It is expected that such filing will take place on or about March __, 2006, or the date that is twenty (20) calendar days after the mailing of this Information Statement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizing material federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement was first mailed to stockholders. This discussion does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders should consult their own tax advisors to determine the particular consequences to them.

         The receipt of the common stock following the effective date of the Reverse Split, solely in exchange for the common stock held prior to the Reverse Split, will not generally result in a recognition of gain or loss to the stockholders. The adjusted tax basis of a shareholder in the common stock received after the Reverse Split will be the same as the adjusted tax basis of the common stock held prior to the Reverse Split exchanged therefor, and the holding period of the common stock received after the Reverse Split will include the holding period of the common stock held prior to the Reverse Split exchanged therefore. Stockholders who receive cash for all of their common stock will recognize a gain or loss for federal income tax purposes as a result of the disposition of their shares of common stock. Although it is not possible to predict with certainty the tax consequences to stockholders who receive cash for some of their holdings, it is likely that those stockholders will recognize gain or loss as a result of the disposition of a portion of their shares of common stock.

         No gain or loss will be recognized by Utix Group as a result of the Reverse Split. Utix Group's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

         THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO UTIX GROUP'S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS.

         THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERSE SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH SHAREHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE
FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL THE RESPONSIBILITY OF EACH SHAREHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

AN OVERVIEW OF OUR COMMON STOCK

The following summarizes the rights of holders of our common stock:

         o Each holder of shares of common stock is entitled to one vote per share on all matters to be voted on by our stockholders generally, including the election of directors;

         o    There are no cumulative voting rights;

         o The holders of our common stock are entitled to dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, if any;

         o Upon our liquidation, dissolution or winding up, the holders of shares of common stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

         o The holders of common stock have no preemptive or other subscription rights to purchase shares of our stock, and are not entitled to the benefits of any redemption or sinking fund provisions.

NO REQUIREMENT TO SURRENDER STOCK CERTIFICATES

         It will not be necessary for you to surrender your share certificates upon approval of the proposed increase in the number of authorized shares and Reverse Split. Rather, when share certificates are presented for transfer or other reasons, new share certificates bearing the new amount of authorized shares and reflecting the effects of the Reverse Split will be set on the certificates.

                           INTEREST OF CERTAIN PERSONS
                 IN, OR OPPOSITION TO, MATTERS TO BE ACTED UPON

         Management does not believe that any person who has been a director or officer of Utix Group at any time since the beginning of the last fiscal year, or who has been an associate of any director or officer of Utix Group at any time since the beginning of the last fiscal year, has a substantial interest, direct or indirect, by security holdings or otherwise, in adoption of the Amendment that is not shared with the other stockholders of Utix Group. No director has informed Utix Group in writing that he intended to oppose the adoption of the Amendment.

                                 DIVIDEND POLICY

         We have not declared or paid cash dividends or made distributions in the past, and we do not anticipate paying cash dividends or making distributions in the foreseeable future. We currently intend to retain and reinvest future earnings, if any, to finance our operations.

                             ADDITIONAL INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms, including its public reference room located at Room 1024, 450 Fifth Street N.W.,

Washington, D.C. 20549. You may also obtain these materials upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our public filings are also available at the Internet web site maintained by the SEC for issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

          The SEC allows us to "incorporate by reference" certain information into this Information Statement. This means that we can disclose important information to you by referring you to another document filed with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document.

         We are incorporating by reference the following items contained in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005:

                  Item 6. Management's Discussion and Analysis on Financial Condition and Results of Operation;

                  Item 7.      Financial Statements and Supplementary Data; and

                  Item 8. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

         In addition, we are incorporating by reference our Quarterly Report on Form 10-QSB for the period ended December 31, 2005.

          We are delivering copies of the documents incorporated by reference to you along with this Information Statement.

HOUSEHOLDING

         The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for information statements with respect to two or more securityholders sharing the same address by delivering a single information statement addressed to those securityholders. This process, which is commonly referred to as "householding" provides potentially extra convenience for stockholders and cost savings for companies.

         For this Information Statement, a number of brokers with account holders who are Utix Group stockholders will be "householding" Utix Group's Information Statement and the documents incorporated by reference that we are furnishing with the Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from Utix Group that either of them will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent.

         If at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Information Statement, or if you currently receive multiple copies of the Information Statement at your address and would like to request "householding" of Utix Group communications, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should direct your written request to the Corporate Secretary, Utix

Group, Inc., 7 New England Executive Park, Suite 610, Burlington, MA 01803 or contact the Corporate Secretary by phone at 781-229-2589.

                                  MISCELLANEOUS

                  We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock and we will reimburse such holders for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at 7 New England Executive Park, Suite 610, Burlington, MA 01803, Attention: Corporate Secretary.

                  NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH ANY OF THESE PROPOSALS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST TWENTY (20) DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

                                     ANNEX A

                         CERTIFICATE OF AMENDMENT OF THE
                         CERTIFICATE OF INCORPORATION OF
                                UTIX GROUP, INC.

                   -------------------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

         Utix Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: The Certificate of Incorporation of the Corporation as heretofore amended shall be amended by changing the Article "FOURTH" thereof so that, as amended, said Article shall read as follow:

         FOURTH:

         (a) The total number of shares of stock which the Corporation is authorized to issue is Four Hundred Million (400,000,000), consisting of Three Hundred Seventy Five Million (375,000,000) shares of common stock and Twenty Five Million (25,000,000) shares of preferred stock.

         (b) The aggregate number of shares of common stock that the Corporation is authorized to issue is Three Hundred Seventy Five Million (375,000,000), par value $0.001.

         (c) The aggregate number of shares of preferred stock that the Corporation is authorized to issue is Twenty Five Million (25,000,000) shares, $0.001 per share, which may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations or restrictions thereof as shall be determined by resolution adopted by the Board of Directors at the time such stock is issued without further approval of the stockholders.

         (d) Effective upon the filing by the Secretary of State of the State of Delaware of this amendment of the Certificate of Incorporation (the "Effective Time"), each one hundred (100) shares of common stock of Utix Group, Inc., par value $0.001 per share, issued and outstanding or held in treasury, (collectively, the "Old Common Stock"), shall automatically, and without any action by the holder thereof , be reverse split into one (1) share of common stock of the Corporation, par value $0.001 per share (the "New Common Stock"), and each certificate which prior to the Effective Time represented 100 shares of Old Common Stock shall, from and after the Effective Time, be deemed to represent 1 share of New Common Stock. The Corporation shall pay to each holder the value (as set forth in the following sentence) of the fraction of the share resulting from the reverse split (after aggregating all shares held by such holder), upon and against surrender to the Corporation, upon and against the surrender to the Corporation of the


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certificates representing the Old Common Stock held by the holder. Payment shall be made for fractions of a share at a rate of $____ per share of Old Common
Stock.

         SECOND: The Board of Directors of the Corporation duly adopted a resolution setting forth the amendment set forth above, declaring its advisability and calling a special meeting of the stockholders of the Corporation entitled to vote in respect thereof. Pursuant to Section 228 of the General Corporation Law of the State of Delaware, a consent setting forth resolutions approving the amendments set forth above was signed by holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take action at a meeting at which all shares entitled to vote thereon were present and voted, and the amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Anthony G. Roth, its President and Chief Executive Officer, on the ____ day of March, 2006.

                                              UTIX GROUP, INC.

                                              By:_______________________________
                                              Anthony G. Roth, President and CEO




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